Exhibit 99.1
ENTERTAINMENT PROPERTIES TRUST ANNOUNCES PROPOSED CONCURRENT OFFERINGS OF SERIES E CUMULATIVE CONVERTIBLE PREFERRED SHARES AND COMMON SHARES
Kansas City, MO. March 26, 2008 — Entertainment Properties Trust (NYSE:EPR) today announced plans to file with the Securities and Exchange Commission two supplements to its shelf registration statement. These supplements will detail two independent concurrent offerings. One offering will consist of 3,000,000 Series E cumulative convertible preferred shares of beneficial interest. The convertible preferred offering will also grant to the underwriters an over-allotment option to purchase an additional 450,000 Series E cumulative convertible preferred shares. The other offering will consist of 1,500,000 newly issued common shares of beneficial interest. The common offering will also grant to the underwriters an over-allotment option to purchase an additional 225,000 common shares. These offerings will be independent of each other, and neither will be conditioned on the successful completion of the other.
The Series E cumulative convertible preferred shares are expected to have a liquidation preference of $25.00 per share. An application has been made to list the Series E cumulative convertible preferred shares on the New York Stock Exchange.
For the offering of Series E cumulative convertible preferred shares, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are acting as joint bookrunners and RBC Capital Markets Corporation is acting as co-manager. For the offering of common shares, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and RBC Capital Markets Corporation are acting as joint bookrunners.
The net proceeds from each offering are expected to be used for general business purposes, which may include funding the acquisition, development or financing of properties or the repayment of debt. Pending application of the net proceeds to such uses, the Company expects to use the net proceeds to reduce indebtedness under its unsecured revolving credit facility and to invest any remaining net proceeds in interest-bearing securities which are consistent with the Company’s qualifications as a real estate investment trust.
Each offering will be made under an automatic “shelf” registration statement filed under the Securities Act of 1933, as amended, and previously declared effective by the Securities and Exchange Commission. Each offering is being made solely by means of its respective prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of either of these securities in any state in which such offer, solicitation, or sale would be unlawful.
Copies of the prospectus supplements and the related prospectus for the offerings may be obtained from the offices of J.P. Morgan Securities Inc. at the National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, New York 11245; Morgan Stanley & Co. Incorporated at 180 Varick Street 2/F, New York, New York 10014; or RBC Capital Markets Corporation at 165 Broadway, New York, New York 10006.

About Entertainment Properties Trust
Entertainment Properties Trust (NYSE:EPR) is a real estate investment trust (REIT) that develops, owns, leases, and finances properties for consumer-preferred, high-quality businesses. The Company’s investments are guided by a focus on inflection opportunities that offer enduring value, excellent executions, attractive economics, and an advantageous market position. Our total assets exceed $2.1 billion and include megaplex movie theatres and entertainment retail centers, as well as other destination recreational and specialty investments. Further information is available at www.eprkc.com or from Jon Weis at 888-EPR-REIT or info@eprkc.com.
Safe Harbor Statement
With the exception of historical information, this press release contains forward-looking statements within the meaning of the securities laws, such as those pertaining to our acquisition or disposition of properties, our capital resources and future expenditures for development projects. The Company’s actual financial condition, results of operations, funds from operations, or business may vary materially from those contemplated by such forward-looking statements and involve various risks and uncertainties. Forward looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance that the events or circumstances reflecting in the forward-looking statement will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” or other comparable terms, or by discussions of strategy, plans, or intentions. Forward-looking statements necessarily are dependent on assumptions, data, or methods that may be incorrect or imprecise.
You should consider the risks described in the “Risk Factors” section of our most recent annual report on Form 10-K in evaluating any forward-looking statements included in this press release. Given these uncertainties, investors are cautioned not to place undue reliance on any forward-looking statements. EPR undertakes no obligation to publicly update or revise any forward-looking statements included in this press release whether as a result of new information, future events, or otherwise. In light of the factors referred to above, the future events discussed in this press release may not occur and actual results, performance, or achievements could differ materially from those anticipated or implied in the forward-looking statements.